Exhibit T3A-26

Corporations Section		Jane Nelson
P.O.Box 13697 Austin, Texas 78711-3697		Secretary of State
Office of the Secretary of State

April 04, 2023

RE: CSAC Acquisition TX Corp.

File Number: 805002734

It has been our pleasure to file the certificate of formation and issue the enclosed certificate of filing evidencing the existence of the newly created domestic for-profit corporation.

Unless exempted, the entity formed is subject to state tax laws, including franchise tax laws. Shortly, the Comptroller of Public Accounts will be contacting the entity at its registered office for information that will assist the Comptroller in setting up the franchise tax account for the entity. Information about franchise tax, and contact information for the Comptroller's office, is available on their web site at https ://window. state.tx.us/taxinfo/franchise/index. html.

The entity formed does not file annual reports with the Secretary of State. Documents will be filed with the Secretary of State if the entity needs to amend one of the provisions in its certificate of formation. It is important for the entity to continuously maintain a registered agent and office in Texas. Failure to maintain an agent or office or file a change to the information in Texas may result in the involuntary termination of the entity.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section

Business & Public Filings Division

(512) 463-5555

Enclosure

Come visit us on the internet at https://www.sos.texas.gov/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Annie Cooper	TID: 10285	Document: 1233345090002

Corporations Section		Jane Nelson
P.O.Box 13697 Austin, Texas 78711-3697		Secretary of State
Office of the Secretary of State

CERTIFICATE OF FILING

OF

CSAC Acquisition TX Corp.

File Number: 805002734

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 03/29/2023

Effective: 03/29/2023

/s/ Jane Nelson Jane Nelson Secretary of State

Come visit us on the internet at https://www.sos.texas.gov/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Annie Cooper	TID: 10306	Document: 1233345090002

Organizer

The name and address of the organizer:

Deborah E. Kalstek, c/o Hodgson Russ LLP
Name

140 Pearl St., Ste. 100	Buffalo	NY	14202
Street or Mailing Address	*City*	*State*	*Zip Code*

Effectiveness of Filing (Select either A, B, or C.)

A. [✓] This document becomes effective when the document is filed by the secretary of state.

B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______

C. [ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 03/29/23

Deborah E. Kalstek
Signature of organizer

Deborah E. Kalstek
Printed or typed name of organizer

Form 201

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